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                                                                       Exhibit A

PRICEWATERHOUSECOOPERS [LOGO]
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                                                      PricewaterhouseCoopers LLP
                                                      575 Anton Boulevard
                                                      Suite 1100
                                                      P.O. Box 5041
                                                      Costa Mesa CA 92628-5041
                                                      Telephone (714)435 8600
                                                      Facsimile (714)557 7022
April 1, 1999


Mr. Richard Firehammer
Universal Electronics Inc.
8190 Carrington Place
Bainbridge Township, OH 44023


Dear Mr. Firehammer:

You have furnished us with a copy of your "Notification of Late Filing" on Form 12b-25 dated April 1, 1999.

We are in agreement with the comments under Part III of the Form with respect to the reasons why we are unable to furnish our report on the financial statements of Universal Electronics Inc. on or before the date the Form 10-K of Universal Electronics Inc. for the year ended December 31, 1998 is required to be filed.

Yours very truly,

/s/PricewaterhouseCoopers LLP






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